EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, between Telemundo Group, Inc., a Delaware corporation (the "Company"), and Osvaldo F. Torres (the "Executive"), dated as of September 10, 1997.

                  1. EMPLOYMENT AND TERM. The Company hereby agrees to employ Executive, and Executive hereby agrees to enter into such employment as Vice President, General Counsel and Secretary of the Company reporting to the President and Chief Executive Officer of the Corporation (or such executive or senior vice president of the Company as the President and Chief Executive Officer may designate) for the period commencing on November 15, 1997 and ending on December 31, 1999; PROVIDED, HOWEVER, that effective on January 1, 2000 and on each January 1 thereafter, the term of this Agreement shall be extended for an additional period of one year from the then current expiration date unless the Company or Executive shall have given written notice to the other of its or his election not to so extend the term of this Agreement on or before the immediately prior September 1, subject, however, to earlier termination as provided in Section 9 herein (the "Employment Period"). The Executive also agrees, during the Employment Period, to serve (without additional compensation) on the Board of Directors (and appropriate committees thereof) of the Company, if requested by the Company.

                  2. TERMS OF EMPLOYMENT. (a) During the Employment Period, Executive agrees, subject to the provisions of Section 9(d)(ii) of this Agreement, to devote all but a DE MINIMUS amount of his business time and attention to the business and affairs of the "Telemundo Group" (as defined below) and to use his best efforts to perform faithfully and efficiently such responsibilities. For purposes of this Agreement, the term "Telemundo Group" shall mean any and all of the Company and any of its current or future divisions or subsidiaries.

                     (b) The principal place of employment of Executive shall be Hialeah, Florida. Executive understands and agrees that in connection with his employment hereunder, he may be required to travel extensively on behalf of the Telemundo Group.

                  3. BASE SALARY. During the Employment Period Executive shall receive a base salary (the "Base Salary") as follows. For the period of the Employment Period beginning on November 15, 1997 and ending on May 13, 1998, the Base Salary shall be payable to Executive at an annual rate of $150,000. For the period of the Employment Period beginning on May 14, 1998 and ending on May 13, 1999, the Base Salary shall be payable to Executive at an annual rate to be mutually agreed upon by Executive and the Company after negotiating in good faith, but in no event shall the Base Salary be increased by an amount equivalent to less than ten percent of the then current Base Salary. For the period of the Employment Period beginning on May 14, 1999 and ending on December 31, 1999, the Base Salary shall be payable to Executive at an annual rate to be mutually agreed upon by Executive and the Company after negotiating in good faith, but in no event shall the then current Base Salary be increased by an amount equivalent to less than ten percent of the then current Base Salary. The Base Salary shall be payable consistent with the executive payroll practices of the Company. Executive acknowledges and agrees that he has been paid in full his Base Salary for periods prior to the effective date of this Agreement.

                  4. BONUS. (a) For the 1997 fiscal year (or portion thereof) during the Employment Period, Executive will be paid a performance bonus in an amount equivalent to twenty percent of Executive's then current Base Salary ("Performance Bonus"). In addition, for each of the 1998 and 1999 fiscal years and any subsequent fiscal years (or portion thereof) during the Employment Period, Executive will be paid, in addition to the Budget Bonus described in
Section 4(b) below, a Performance Bonus in an amount equivalent to fifteen percent of Executive's then current Base Salary. All Performance Bonuses shall be awarded based solely upon an assessment of the Executive's performance of his duties hereunder during the applicable fiscal year and without regard to the financial condition or performance of the Company. Executive shall receive the Performance Bonuses only if Executive is employed by the Company on the last day of the fiscal year to which the Performance Bonus relates, subject to the provisions of Sections 9(a), 9(c) and 9(d).

                     (b) For each of the 1998 and 1999 fiscal years and any subsequent fiscal years (or portion thereof) during the Employment Period, Executive will be paid an additional bonus (the "Budget Bonus") based upon the Company's achievement of targets with respect to its earnings, before interest, taxes, depreciation and amortization ("EBITDA") during such fiscal year (which fiscal year target shall not be greater than the Company's budget for EBITDA for such fiscal year), as follows (the Performance bonus and the Budget Bonus are hereinafter collectively referred to as the "Bonus"). During the first quarter of each such fiscal year, the Compensation Committee shall establish a budgeted EBITDA target (the "EBITDA Target") for such fiscal year and notify Executive in writing of the EBITDA Target. Pursuant to subsection (c), the Committee shall determine the Company's EBITDA for such fiscal year and shall notify Executive of its determination of the amount of the Company's EBITDA for such fiscal year and of the amount of Executive's Budget Bonus for such year, which Budget Bonus shall be equal to (i) no less than 15% of Executive's Base Salary for such fiscal year if the Company's EBITDA is 100% or more of the EBITDA Target, (ii) no less than 5% of Executive's Base Salary for such fiscal year if the Company's EBITDA is 90% of the EBITDA Target and (iii) pro rated between 5% and 15% of Executive's Base Salary for such fiscal year if the Company's EBITDA is more than 90% of the EBITDA Target but less than 100% of the EBITDA Target. Executive shall be paid no Budget Bonus for any such fiscal year in which the Company's EBITDA is less than 90% of the EBITDA Target for such fiscal year; PROVIDED, HOWEVER, that on each May 14 during the Employment Period, the Company and Executive shall in good faith meet to negotiate an appropriate increase in the percentage of Executive's Base Salary payable during the applicable fiscal year upon the Company's achievement of the relevant EBITDA Targets.

                     (c) Each Budget Bonus shall be paid upon certification by the Compensation Committee (which the Compensation Committee will make within 30 days after the certification by the Company's independent auditors of the financial statements for such fiscal year) that the performance targets entitling Executive to a Budget Bonus with respect to such fiscal year have been met. If the Compensation Committee so certifies, the Budget Bonus will be paid promptly but in no event later than ten days after such certification.

                     (d) For purposes of this Agreement, the "Compensation Committee" shall mean a committee consisting of at least two (2) directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

                  5. EMPLOYEE BENEFIT PLANS; ETC. (a) Executive shall be entitled during the Employment Period to participate in all retirement, disability, pension, savings, medical, insurance


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

and other plans of the Company generally available to all senior executives (other than any performance based bonus or option (or similar) plans). Executive shall be entitled to paid vacations during each year of his employment consistent with the Company's vacation policy for executive level employees (which shall provide for at least 20 vacation days per year).

                     (b) The Company agrees that it will provide Executive, in his capacity as an officer and, if applicable, as a director, with indemnification rights which are not materially less favorable to the Executive, in his capacity as an officer and as a director, than those provided as of the date of this Agreement in the By-laws of the Company.

                  6.       [Intentionally omitted]

                  7. STOCK OPTION AGREEMENTS. The parties hereto acknowledge having heretofore entered into a Nonqualified Stock Option Agreement For Corporate Officers dated June 12, 1997 (the "Initial Stock Option Agreement") with respect to an aggregate of 5,000 shares of the Company's Series A Common Stock, par value $.01 per share (the "Common Stock"). Contemporaneously with and in connection with the execution of this Agreement, the parties hereto are entering into a Nonqualified Stock Option Agreement for Corporate Officers, dated September 10, 1997, with respect to an aggregate of 10,000 shares of Common Stock (the "September Option Agreement") (the September Option Agreement and the June Option Agreement are hereinafter collectively referred to as the "Stock Option Agreements").

                  8. EXPENSES. The Company shall reimburse Executive for all reasonable expenses properly incurred by him in accordance with the policies of the Telemundo Group in effect from time to time, on behalf of the Telemundo Group in the performance of his duties hereunder, provided that proper vouchers are submitted to the Company by Executive evidencing such expenses and the purposes for which the same were incurred.

                  9. TERMINATION. The Company shall have the right to terminate Executive's employment only as expressly provided in this Agreement.

                     (a) DEATH OR DISABILITY. Except as otherwise provided herein, this Agreement shall terminate automatically upon Executive's death.

                     The Company may terminate this Agreement after having established Executive's "Disability" (as defined below), by giving Executive written notice of its intention to terminate Executive's employment. For purposes of this Agreement, "Disability" means Executive's inability to perform substantially all his duties and responsibilities to the Telemundo Group by reason of a physical or mental disability or infirmity (i) for a continuous period of twelve consecutive months or (ii) at such earlier time as Executive submits medical evidence satisfactory to the Company or the Board of Directors determines in good faith and upon competent medical advice that Executive has a physical or mental disability or infirmity that will likely prevent Executive from substantially performing his duties and responsibilities for twelve consecutive months or longer. The date of Disability shall be the day on which Executive receives notice from the Company pursuant to this Section 9.

                     Upon termination of Executive's employment because of death or Disability, the Company shall pay Executive or his estate or other personal representative (i) within 60 days, the


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

amount of Executive's Base Salary earned up to the date of death or Disability as the case may be, through the date of termination, (ii) all benefits and other items referred to in Sections 5 and 8 which are due up to the date of death or Disability and (iii) when otherwise due in accordance with the provisions of
Section 4, the Bonus, if any, earned for the year in which such termination occurred, without regard to whether Executive is an employee of the Company on the last day of such fiscal year.

                     (b) CAUSE AND RESIGNATION WITHOUT GOOD REASON. The Company shall have the right to terminate Executive's employment for "Cause" as defined below. Except as provided in Section 15 herein, (i) upon termination of Executive's employment for Cause or (ii) upon Executive's resigning as an employee without Good Reason, this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits other than
(x) Base Salary earned up to the date of termination and (y) all benefits and other items referred to in Sections 5 and 8 which are due up to the date of termination or resignation. Notwithstanding anything herein to the contrary, Executive shall have the right to resign without Good Reason and terminate this Agreement at any time within six months after a Change of Control Transaction (as defined in the June Option Agreement) occurs, without any obligation or liability to the Company, effective upon thirty days' prior written notice to the Company, in which event this Agreement shall terminate (including the provisions of Section 10 and 11 hereof) and the Executive shall not be entitled to receive any compensation or other benefits other than (x) Base Salary earned up to the date of resignation and (y) all benefits and other items referred to in Sections 5 and 8 which are due up to the date of resignation.

                     For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by Executive to perform substantially all his duties to the Company or the failure by the Executive to comply with the reasonable written policies, procedures and directives of the President and Chief Executive Officer (other than any such failure resulting from his death or Disability), in each case after being given written notice by the President and Chief Executive Officer of a failure to perform or comply (which notice specifically identifies the manner in which Executive has failed to perform or comply) and a reasonable opportunity to cure such noncompliance or nonperformance; (ii) the willful misconduct by Executive in the performance of his duties to the Company, provided that (for purposes of this clause (ii) only and not for any other purpose or interpretation of this Agreement) an act shall be considered "willful" only if done in bad faith and not in the best interests of the Company; (iii) the grossly negligent performance by Executive of his duties to the Company; (iv) the conviction of Executive by a court of competent jurisdiction of the commission of (x) a felony or (y) a crime involving moral turpitude; or (v) a material breach by Executive of Sections 10 or 11 hereof.

                     Notwithstanding the foregoing, the Company shall not be entitled to terminate Executive for any of the reasons specified in clause (i),
(ii), (iii) or (v) of the immediately preceding paragraph unless the Company shall have provided at least five business days' prior written notice to Executive, which prior written notice shall state the general facts, circumstances or deficiencies supporting a claim for Cause termination and after affording Executive an opportunity to be heard before the President and Chief Executive Officer.

                     (c) TERMINATION WITHOUT CAUSE; NON-RENEWAL. Notwithstanding anything to the contrary contained herein, the Company shall have the right to terminate the employment of


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

Executive at any time without Cause and the Company shall be entitled to determine, in its sole and absolute discretion, not to extend the Employment Period as provided in Section 1. Upon a termination without Cause, except as provided in Section 15, this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits, except that the Company shall (i) through the later of December 31, 1999 or the date which is six months after the date of termination of Executive's employment (the "Entitlement Date") continue to pay to Executive the Base Salary in effect immediately prior to the date of termination, such payments to be made in installments at the times such amounts would have been paid if the Agreement had not been so terminated, and (ii) pay to the Executive, when otherwise due in accordance with Section 4, the Bonus, if any, earned for the fiscal year in which such termination occurs, without regard to whether Executive is employed on the last day of such fiscal year, and (iii) through the Entitlement Date continue Executive's benefits and other items referred to in Section 5 or, to the extent the Company is legally unable to provide any such benefits or other items as a result of Executive no longer being an employee, reimburse Executive for his cost (not to exceed the actual cost to the Company if he were still an employee) of obtaining the equivalent coverage and benefits. During the period in which, Executive receives the payments required by the immediately preceding sentence, Executive shall be subject to the provisions set forth in Sections 10 and 11 below. In the event that Company elects not to extend the Employment Period, then, absent any termination pursuant to Section 9, the Company shall continue paying to Executive his Base Salary during the period, if any, beginning on the date Executive's employment terminates and ending on the date which is six months after the date on which the Company gives its notice of non-renewal to Executive. During the period in which Executive receives the payments required by the immediately preceding sentence, Executive shall be subject to the provisions set forth in Sections 10 and 11 below.

                     (d) TERMINATION FOR GOOD REASON.

                         (i) Executive shall have the right to terminate his
employment under this Agreement upon the occurrence of any event that constitutes Good Reason by giving written notice to the Company. "Good Reason" means any of the following: (A) a Diminution in Duty (as defined below), (B) a Designated Relocation (as defined below) or (C) any Other Good Reason Event (as defined below); PROVIDED, HOWEVER, that Good Reason shall not be deemed to have occurred prior to the giving of written notice by the Executive to the Company generally describing the alleged Good Reason, and the actions the Executive believes are necessary to cure such alleged Good Reason, and the Company's failure to so cure within 15 days of receipt of such notice. The giving of such notice and the action or failure to take action by the Company shall be irrelevant in determining whether a Good Reason has in fact occurred. Upon a termination for Good Reason, except as provided in Section 15, this Agreement shall terminate and the Executive shall not be entitled to receive any compensation or other benefits other than the Company shall (i) through the Entitlement Date continue to pay to Executive the Base Salary in effect immediately prior to the date of termination, such payments to be made in installments at the times such amounts would have been paid if the Agreement had not been so terminated, (ii) pay to the Executive, when otherwise due in accordance with Section 4, the Bonus, if any, earned for the fiscal year in which such termination occurs, without regard to whether Executive is employed on the last day of such fiscal year and (iii) through the Entitlement Date continue Executive's benefits and other items referred to in Section 5 or, to the extent the Company is legally unable to provide any such benefits or other items as a result of Executive no longer being an employee, reimburse Executive for his cost (not to exceed the actual cost to the Company if he were still an employee) of obtaining the equivalent coverage and benefits.


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

During such period, Executive shall be subject to the provisions set forth in Sections 10 and 11 below.

                         (ii) A "Diminution in Duty" means, without Executive's
express prior written consent, (A) the assignment to Executive of any duties inconsistent in any respect with Executive's position on the date of this Agreement, or (B) any adverse change in Executive's status, offices, titles, reporting requirements, authority, duties or responsibilities as in effect on the date of this Agreement; PROVIDED, HOWEVER, that after a Change of Control Transaction a "Diminution in Duty" shall not be deemed to have occurred if Executive is offered a position with the Company or a successor to any material part of the Company's business which otherwise meets the requirements of clauses
(A) and (B) of this Section 9(d)(ii).

                         (iii) "Designated Relocation" means the Company
requiring Executive's work location to be other than within thirty (30) miles of the Company's current corporate offices in Hialeah, Florida.

                         (iv) "Other Good Reason Event" means any of the
following: (A) a material breach of this Agreement by the Company (which shall include, without limitation, any reduction in the amount of any compensation or benefits provided to Executive under this Agreement), or (B) any termination or attempted termination by the Company of Executive's employment other than as expressly permitted in this Agreement.

                     (e) OFFICER AND BOARD POSITIONS. Upon the termination of employment with the Company for any reason, Executive shall be deemed to have resigned any and all of his positions as an officer and a member of the Board of Directors of the Company and any of its subsidiaries and as a member of any committees of such Board, effective on the date of termination.

                     (f) CERTAIN CONDITION. Notwithstanding anything to the contrary contained in this Section 9, the obligations of the Company under this
Section 9 shall continue only so long as the Executive does not breach his obligations under Section 10 and 11.

                     (g) CERTAIN EFFECT. As used in this Agreement, termination of this Agreement shall also result in and mean termination of the Employment Period hereunder.

                     (h) MITIGATION OF DAMAGES. Executive shall have no duty to mitigate any of his damages in the event of any breach of or default or failure in performance under this Agreement by the Company.

                     (i) STOCK OPTIONS. The references in Section 9(a), 9(b), 9(c) or 9(d) to Executive, other than as therein stated, not being entitled to receive compensation or benefits upon termination of his employment under any of such Sections shall not affect Executive's rights under the Stock Option Agreements.

                  10. CONFIDENTIALITY, ETC. Executive will not divulge, furnish or make accessible to anyone (otherwise than in the regular course of business of the Telemundo Group) any confidential information, plans or materials or trade secrets of the Telemundo Group, or with respect to any other confidential or secret aspects of the business of the Telemundo Group; PROVIDED, HOWEVER, that during his employment, Executive shall have the latitude customarily given a chief


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

legal officer to disclose information in good faith for the benefit of the Company and its stockholders (taken as a whole). All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Executive, or made available to him relating to the Telemundo Group are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of his employment with the Company; PROVIDED, HOWEVER, that (i) this obligation shall not apply to information that (A) is not confidential (other than as a result of Executive's breach of this Section) and (B) does not contain certain trade secrets of the Company, (ii) Executive shall have the right to retain such of the foregoing as shall be reasonably necessary to enforce his rights under this Agreement and to comply with and enforce his rights, including the right to defend himself against claims, provided copies of such retained information are provided to the Company and the retained information remain subject to the provision of this Section, and (iii) Executive shall have no obligation to return information that is no longer in his possession, custody or control. This Section 10 shall survive the expiration or termination of this Agreement, the Employment Period and the term of employment; PROVIDED, HOWEVER, that if Executive's employment is terminated pursuant to Section 9(c) or Section 9(d), then this Section 10 will terminate on the Entitlement Date.

                  11. NO INTERFERENCE; AFFILIATE TRANSACTIONS. (a) During the Employment Period, Executive will not, directly or indirectly, for himself, or as agent of or on behalf of, or in conjunction with, any person, firm, corporation, or other entity, engage or participate in the Company Business (as hereinafter defined), whether as employee, consultant, partner, principal, shareholder or representative, or render advisory or other services to or for any person, firm, corporation or other entity, which is engaged, directly or indirectly, in the Company Business; PROVIDED, HOWEVER, that (i) Executive may own less than 5% of the common stock of a publicly traded company that is engaged in the Company Business and (ii) Executive may own Common Stock and securities convertible into Common Stock (or securities into which Common Stock is converted in any business combination transaction). For purposes of this
Section 11(a), "Company Business" shall mean and be limited to any of (x) the provision of Spanish language television programming in the United States (which includes Puerto Rico), (y) the ownership of television broadcast stations, networks or any over-the-air television signal, and cable in the United States (which includes Puerto Rico) that broadcast primarily Spanish language programming, and (z) the sale of television advertising time and programs inside and outside the United States (which includes Puerto Rico) for Spanish language television stations, cable and networks.

                     (b) During the Employment Period and for one year after such period, Executive agrees and covenants that he will not interfere directly or indirectly in any way with the Company. "Interfere" means to influence or attempt to influence, directly or indirectly, present or active prospective customers, employees, suppliers, performers, directors, representatives, agents or independent contractors of the Company, or any of its network affiliates to restrict, reduce, sever or otherwise alter their relationship with the Telemundo Group or any of its network affiliates.

                     (c) Executive agrees that during the Employment Period, he will not at any time enter into, on behalf of the Telemundo Group, or cause the Telemundo Group to enter into, directly or indirectly, any transactions (each, a "Transaction") with any business organization in which he or, to his knowledge after due inquiry, any member of his family may be interested as a partner, trustee, director, officer, employee, shareholder, lender of money or guarantor, except to the


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

extent disclosed to the Company and agreed to by the board of directors of the Company in writing. Executive will use his best efforts to ensure that any Transaction is disclosed to the Board of Directors of the Company and approved thereby prior to entering into a contract relating thereto and/or consummation thereof, as contemplated by the preceding sentence.

                     (d) From and after the termination of Executive's employment, Executive shall not disparage the Company, its officers, directors, employees or business, nor shall the Company or any of its officers, directors, employees or agents disparage the Executive or members of his family, and neither party shall disclose any facts relating to such termination; provided, that nothing contained in this Section 11(d) shall restrict the parties from making any statements or disclosure believed necessary to enforce in any judicial or similar proceeding the provisions of this Agreement or as a party believes may be required by applicable law.

                     (e) In the event any court having jurisdiction determines that any part of this Section 11 is unenforceable, such court shall have the power to reduce the duration or scope of such provision and such provision, in its reduced form, shall be enforceable. This Section 11 shall survive the expiration or termination of this Agreement and the Employment Period; PROVIDED, HOWEVER, that if Executive's employment is terminated pursuant to Section 9(c) or Section 9(d), then this Section 11 will terminate on the Entitlement Date.

                  12. INJUNCTIVE RELIEF. Executive acknowledges that the provisions of Sections 10 and 11 herein are reasonable and necessary for the protection of the Telemundo Group and that the Telemundo Group will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Executive agrees that, in addition to any other relief to which the Company may be entitled in the form of damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without the posting of a bond therefor) for the purposes of restraining Executive from any actual or threatened breach of such provisions.

                  13.      REMEDIES; SERVICE OF PROCESS.

                     (a) Except when a party is seeking an injunction or specific performance hereunder, the parties agree to submit any dispute concerning this Agreement to binding arbitration. The parties may agree to submit the matter to a single arbitrator or to several arbitrators, may require that arbitrators possess special qualifications or expertise or may agree to submit a matter to a mutually acceptable firm of experts for decision. In the event the parties shall fail to thus agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of Employment Arbitration of the American Arbitration Association, by three arbitrators appointed in accordance with such Rules. Such arbitration shall be held in Miami, Florida. Once a matter has been submitted to arbitration pursuant to this Section, the decision of the arbitrators shall be final and binding upon all parties. The cost of arbitration shall be shared equally by the parties and each party shall pay the expenses of his/its attorneys, except that the arbitrators shall be entitled to award the costs of arbitration, attorneys and accountants' fees, as well as costs, to the party that they determine to be the prevailing party in any such arbitration.

                     (b) The Company and Executive hereby irrevocably consent to the jurisdiction of the Courts of the State of Florida and of any Federal Court located in such State in


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

connection with any action or proceedings arising out of or relating to the provisions of Sections 10 and 11 of this Agreement. Executive further agrees that he will not commence or move to transfer any action or proceeding arising out or relating to the provisions of Sections 10 and 11 of this Agreement to any Court other than one located in the State of Florida. In any such litigation, Executive waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified mail directed to Executive at his address for purposes of notice under Section 17(b) hereof.

                  14. SUCCESSORS. This Agreement and the rights and obligations hereunder are personal to Executive and without the prior written consent of the Company and Executive shall not be assignable.

                  15. SURVIVAL OF PROVISIONS. Notwithstanding anything to the contrary contained herein, the provisions of Sections 5(b), 9, 10, 11, 12, 13, 14, 15 and 17 hereof shall survive the termination or expiration of this Agreement, irrespective of the reasons therefor.

                  16.      [Intentionally omitted]

                  17. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

                     (b) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested:

                           If to Executive:

                                    Osvaldo F. Torres
                                    1078 Creekford Drive
                                    Weston, Florida 33326

                           If to the Company:

                                    Telemundo Group, Inc.
                                    2290 West 8th Avenue
                                    Hialeah, Florida 33010
                                    Attention:  Chief Financial Officer
                                    Phone:  (305) 884-8200
                                    Telecopy No.:  (305) 889-7997

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee or upon refusal if properly delivered.

                     (c) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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

                     (d) Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

                     (e) This Agreement and the Stock Option Agreements set forth the entire understanding of the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement shall not be changed or terminated orally. This Agreement supersedes and cancels all prior agreements between the parties, whether written or oral, relating to the employment of Executive. The headings and captions contained in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

                     (f) If, at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any provision of this Agreement.

                     (g) The Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof. Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

                     (h) This Agreement shall inure to the benefit of and be binding upon any successor to the Company and shall inure to the benefit of Executive's successors, heirs and personal representatives.

                            (SIGNATURE PAGE FOLLOWS)


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

                  IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.
                                    /S/ OSVALDO F. TORRES
                                    -----------------------------------
                                    Osvaldo F. Torres

                                    TELEMUNDO GROUP, INC.

                                    By: /S/ ROLAND A. HERNANDEZ
                                      ---------------------------------
                                    Name: Roland A. Hernandez
                                    Title: President and Chief Executive Officer


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